Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Adolor Corporation	Sam Brown, Inc. (media)
Stephen W. Webster	Mike Beyer (773) 463-4211
Senior Vice President, Finance and CFO
(484) 595-1500

ADOLOR CORPORATION PROVIDES UPDATE ON R&D PROGRAMS

-- Company to Host Conference Call, December 18, 2008, 8:30 a.m. ET --

EXTON, PA, December 18, 2008 -- Adolor Corporation (Nasdaq: ADLR) today provided the following updates related to its research and development programs.

Opioid Bowel Dysfunction (OBD)

Following an internal and external evaluation, the Company has determined that it will not pursue further development of alvimopan to treat chronic OBD.  The Company based this determination principally on its assessment of the cost and timeline for an additional Phase 3 study relative to the remaining commercial life of alvimopan in OBD.

The chronic OBD market remains an area of significant interest to Adolor.  As such, it intends to focus future development efforts in OBD on ADL7445, a second proprietary, small molecule, peripherally-acting mu-opioid receptor antagonist.  ADL7445 is on track for submission of an investigational new drug application (IND) in mid-2009.

“Over the past few months, we have conducted an extensive analysis of our OBD program,” said Michael R. Dougherty, President and Chief Executive Officer.  “While we have made the difficult decision to discontinue development of alvimopan in OBD, we remain committed to finding treatments for the millions of patients suffering from this debilitating condition.  We are excited by the potential opportunity that ADL7445 represents for patients and Adolor.”

Delta Agonists

The Company is collaborating with Pfizer Inc. for the development and commercialization of two delta opioid receptor agonist compounds, ADL5859 and ADL5747, for the treatment of pain.  The two compounds also have been assigned Pfizer compound designations PF-04856880 and PF-04856881, respectively.  Delta opioid receptor agonists represent a new class of compounds to address moderate-to-severe pain that are intended to provide pain relief without the deleterious side effects of traditional mu opioid receptor agonists.  Phase 2(a) trials of ADL 5859 were recently completed in patients with pain associated with diabetic peripheral neuropathy (DPN) (Study 231) and pain associated with rheumatoid arthritis (RA) (Study 232).

ADL5859 in DPN

The DPN trial enrolled 226 patients in a Phase 2(a), randomized, double-blind, placebo- and active-controlled parallel group study to assess the safety and efficacy of ADL5859 in patients with neuropathic pain associated with diabetic peripheral neuropathy.  Subjects were randomized to placebo, 60 milligrams of duloxetine (once daily) and 100 milligrams of ADL5859 (twice daily).  The primary outcome measure was change from baseline to week four in the pain intensity score via the Numeric Pain Rating Scale assessment measured three times daily.

Top-line results of the study showed no statistically significant difference between ADL5859 and placebo.  In addition, there was no statistically significant difference between patients treated with duloxetine and placebo. There was a large variability in response seen in all three arms of this trial, which may have contributed to the inconclusive results. In addition, a high degree of variability was observed in plasma levels of ADL5859 at the same doses.  ADL5859 was well-tolerated, with no significant adverse events reported.

ADL5859 in RA

The RA trial enrolled 46 patients in a two-part study designed to assess the safety and efficacy of ADL5859 in patients with inflammatory pain associated with rheumatoid arthritis.

Part A was a single dose, randomized, double-blind, placebo- and active-controlled, 3-period crossover phase using a model of evoked pain produced by physical activity. Each subject received 200 milligrams of ADL5859, 500 milligrams of naproxen and placebo.  The primary outcome measure of efficacy in Part A was the average difference between baseline and post-dose Evoked Lower Extremity Pain Intensity, or ELEPI, after a treadmill walk over the six hours after dosing.

Part B was a multiple-dose, randomized, double-blind, placebo-controlled, parallel group phase. Patients were re-randomized to receive either 100 milligrams of ADL5859 or matching placebo twice daily for 14 consecutive days.  The primary measure of efficacy was the mean daily Lower Extremity Pain Intensity score measured three times daily over the two-week period.

There were no statistically significant differences between ADL5859 200 mg and placebo in Part A of the study or between ADL5859 100 mg and placebo in Part B of the study.  In Part A, there was a statistically significant decrease in ELEPI over six hours for patients receiving 500 mg of naproxen versus placebo.  As in the DPN study, ADL5859 was well-tolerated, with no significant adverse events reported.

“Pfizer and we believe that delta agonists represent an exciting new class of drugs to treat pain, warranting further clinical development,” said Eliseo O. Salinas, M.D., Senior Vice President, Research and Development and Chief Medical Officer.  “We will be working with Pfizer to address the pharmacokinetic variability observed with ADL5859, before we will commence additional trials.  At the same time, will be continuing further clinical work with ADL5747, our other delta agonist compound, which is progressing well through its Phase 1 clinical program.”

ENTEREG® (alvimopan) in Postoperative Ileus (POI)

Adolor’s first commercial product, ENTEREG, was approved by the FDA earlier this year for the management of POI following bowel resection surgery.  ENTEREG is specifically indicated to accelerate the time to upper and lower gastrointestinal recovery following partial large or small bowel resection surgery with primary anastomosis.

In January, the Company will begin recruitment of patients in a Phase 4 clinical trial intended to evaluate the safety and efficacy of ENTEREG for POI in patients undergoing radical cystectomy for bladder cancer.  Radical cystectomy is an extensive abdominal and pelvic surgical procedure often associated with a significant POI burden.  The Company also is undertaking other near-term initiatives, including studies intending to address pharmacoeconomic and health outcomes associated with accelerated GI recovery.

Conference Call and Webcast Information

Adolor will host an investor conference call at 8:30 a.m. ET on December 18, 2008 to discuss the Company’s R&D programs and business.

December 18, 2008 Schedule

8:20 a.m. ET

To participate in the conference call and have the opportunity to pose questions, dial 866-394-4329 for domestic callers, or 706-902-1952 for international callers, and enter Conference ID Number 77986885.

8:30 a.m. ET	Conference call begins promptly.

Investors also can listen to the call live by logging on to the Company’s website at http://www.adolor.com and clicking on “Investor Insights,” then “Webcast.” Please click on the link and follow the prompts for registration and access.

If you are unable to listen to the live broadcast, a replay of the conference call will be available beginning approximately two hours following the end of the call on December 18, 2008. To listen to the replay of the conference call, dial 800-642-1687 (domestic callers) or 706-645-9291 and use the Conference ID Number 77986885 or listen via Adolor’s website.  The replay will be available until 11:00 p.m. ET, December 25, 2008.

Additional information presented on the conference call may be made available on the Investor Insights page of the Company’s website.

About Adolor Corporation

Adolor Corporation is a biopharmaceutical company specializing in the discovery, development and commercialization of novel prescription pain management products.

Adolor’s first approved product in the United States is Entereg® (alvimopan), which is indicated to accelerate the time to upper and lower gastrointestinal recovery following partial large or small bowel resection surgery with primary anastomosis.  ENTEREG is available for short-term use in hospitals registered under the ENTEREG Access Support and Education (E.A.S.E.) Program.  In collaboration with GlaxoSmithKline, the company launched ENTEREG in mid-2008.

For more information, visit www.adolor.com.

Forward-Looking Statements

This press release, and oral statements made with respect to information contained in this release, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide Adolor’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, including the delta program and/or pre-clinical results of studies of ADL7445; development of potential pharmaceutical products, including the timing of the planned IND for ADL7445 and the progress of the ADL7445 development program; interpretation of clinical results, including with respect to the results of the ADL5859 studies in RA and DPN; prospects for regulatory approval; market prospects for ENTEREG, including initiatives expected to be undertaken to raise awareness of ENTEREG; and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning or that otherwise express contingencies, goals, targets or future development. These statements are based upon management’s current expectations and are subject to risks and uncertainties, known and unknown, that could cause actual results and developments to differ materially from those expressed or implied in such statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries, as well as more specific risks and uncertainties facing Adolor such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Adolor urges you to carefully review and consider the disclosures found in its filings which are available at http://www.sec.gov and from Adolor at www.adolor.com. Given the uncertainties affecting pharmaceutical companies such as Adolor, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Adolor undertakes no obligation to publicly update or revise the statements made herein or the risk factors that may relate thereto whether as a result of new information, future events, or otherwise, except as may be required by law.

This press release is available on the website http://www.adolor.com.

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